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                                                                    EXHIBIT 10.6



                                CAREMARK RX, INC.
                            1994 STOCK INCENTIVE PLAN

                  The Caremark Rx, Inc. 1994 Stock Incentive Plan is the result of the assumption and adoption by Caremark Rx, Inc., a Delaware corporation, of the 1994 Stock Incentive Plan of InPhyNet Medical Management Inc., pursuant to the provisions of that certain Plan and Agreement of Merger, dated as of June 26, 1997, by and among Caremark Rx Inc. and InPhyNet Medical Management Inc.

                  1.       PURPOSE.

                  The purpose of the Caremark Rx, Inc. 1994 Stock Incentive Plan (the "Plan") is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and Affiliates, and to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these key persons.

                  A further purpose of the Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, or any combination of the foregoing.

                  2.       DEFINITIONS.

                  The following definitions shall be applicable throughout the Plan.

                  "Affiliate" means any affiliate of the Company within the meaning of 17 CFR ss. 230.405.

                  "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option or Restricted Stock Award.

                  "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                  "Board" means the Board of Directors of the Company.

                  "Cause" means the Company, a Subsidiary or an Affiliate having cause to terminate a Participant's employment under any existing employment agreement between the Participant and the Company, a Subsidiary or an Affiliate or, in the absence of such


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an employment agreement, upon (i) the determination by the Committee that the
Participant has ceased to perform his duties to the Company, or a Subsidiary or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, or a Subsidiary or an Affiliate, or (iii) the Participant having been convicted of a felony.

                  "Change in Control" a Change in Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                           (a) The acquisition by any Person of Beneficial Ownership of 20% or more of either (i) the then outstanding shares of Common Stock of the Company, or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the selection of Directors; provided, however, that for purposes of this subsection, the following transactions shall not constitute a Change of Control: (A) any acquisition directly from the Company through a public offering of shares of Common Stock of the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses
         (i), (ii) and (iii) of subsection (c) below;

                           (b) The cessation, for any reason, of the individuals who constitute the Company's Board of Directors as of the date hereof ("Incumbent Board") to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a Director following the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs because of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors;

                           (c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding shares of Common Stock of the Company and the outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately before such Business Combination of the outstanding shares of Common Stock and the outstanding voting


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         securities of the Company, as the case may be; (ii) no party (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed before the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board of Directors at the time of the execution of the initial agreement, or of the action of the Company's Board of Directors, providing for such Business Combination;

                           (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

                           (e) Any other condition or event (i) that the Committee determines to be a "Change in Control" within the meaning of this Section 2 and (ii) that is set forth as a supplement to this
         Section 2 in the Stock Option Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

                  "Committee" means the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

                  "Common Stock" means the common stock, par value $.001 per share, of the Company.

                  "Company" means Caremark Rx, Inc.

                  "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

                  "Disability" means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, as determined by the Committee based upon medical evidence acceptable to it.


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                  "Eligible Employee" means any person regularly employed by the
Company or a Subsidiary or Affiliate on a full-time salaried basis, and any independent contractor of the Company or a Subsidiary or Affiliate, who satisfies all of the requirements of Section 6.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, except as otherwise determined by the Committee, an amount equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on The New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (the "Composite Tape"), on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable).

                  "Holder" means a Participant who has been granted an Option or a Restricted Stock Award.

                  "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

                  "Non-Employee Director" means a Director of the Company who
(i) is not currently an officer or employee of the Company or any Subsidiary of the Company; (ii) does not directly or indirectly receive any compensation from the Company or any Subsidiary for services rendered as a consultant or in any other non-director capacity that would exceed the $60,000 threshold for which disclosure would be required under Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship with the Company which would be disclosable under Item 404(b) of Regulation S-K.

                  "Nonqualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

                  "Normal Termination" means termination:

                           (i) with respect to the Company or a Subsidiary, at retirement (excluding early retirement) pursuant to the Company retirement plan then in effect;

                           (ii) with respect to an Affiliate, at retirement (excluding early retirement) pursuant to the retirement plan of such Affiliate then in effect



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                  or, if the Affiliate has no such plan, at retirement upon or after the attainment of age 65;

                           (iii)    on account of Disability;

                           (iv)     with the written approval of the Committee;
                  or

                           (v) by the Company, a Subsidiary or Affiliate without Cause

                           (vi) voluntarily by the Holder for any reason other than Cause or death.

                  "Option" means an Award granted under Section 7 of the Plan.

                  "Option Period" means the period described in Section 7(c).

                  "Participant" means an Eligible Employee who has been selected to participate in the Plan and to receive an Award pursuant to Section 6.

                  "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

                  "Plan" means the Caremark Rx, Inc. 1994 Stock Incentive Plan.

                  "Reporting Company" means the Company.

                  "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in
Section 8.

                  "Restricted Stock" means shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Section 8 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Section 10.

                  "Restricted Stock Award" means an Award granted under Section 8 of the Plan.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stock" means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

                  "Subsidiary" means any subsidiary of the Company as defined in
Section 424(f) of the Code.


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                  3.       EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL.

                  The Plan became effective on May 7, 1994, and no further Awards may be made after May 7, 2004.

                  The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

                  4.       ADMINISTRATION.

                  The Committee shall administer the Plan. Each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Non-Employee Director. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

                  Subject to the provisions of the Plan, the Committee shall have exclusive power to:

                           (a) Select the Eligible Employees to participate in the Plan;

                           (b) Determine the nature and extent of the Awards to be made to each Participant;

                           (c) Determine the time or times when Awards will be made;

                           (d) Determine the conditions to which the payment of Awards may be subject;

                           (e)      Prescribe the form or forms evidencing
         Awards;

                           (f) Interpret and construe the terms and provisions of the Plan and any form or forms evidencing Awards granted under the Plan; and

                           (g) Cause records to be established in which there shall be entered, from time to time, as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, and shares of Restricted Stock awarded by the Committee to each Participant, the expiration date, and the duration of any applicable Restricted Period.

                  The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any form or forms evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.


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                  5.       GRANT OF OPTIONS AND RESTRICTED STOCK AWARDS; SHARES
                           SUBJECT TO THE PLAN.

                  The Committee may, from time to time, grant Awards of Options and/or Restricted Stock to one or more Participants; provided, however, that:

                           (a) Subject to Section 10, the aggregate number of shares of Stock made subject to Awards may not exceed 2,950,000;

                           (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option or Restricted Stock shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan to the fullest extent permitted by Rule 16b-3 under the Exchange Act (if applicable at the time); and

                           (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase at prices no higher than the Fair Market Value at the time of purchase.

                  6.       ELIGIBILITY.

                           Participants shall be limited to officers, key
employees and independent contractors of the Company and its Subsidiaries and Affiliates who have received written notification from the Committee or from a person designated by the Committee, that they have been selected to participate in the Plan.

                  7.       STOCK OPTIONS.

                  One or more Incentive Stock Options or Nonqualified Stock Options may be granted to any Participant; provided, however, that Incentive Stock Options may be granted only to employees of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions:

                           (a) Option Price. The Option Price ("Option Price") per share of Common Stock shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Nonqualified Stock Option, the par value per share of Stock.

                           (b) Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of proper notification of exercise to the Committee. No shares of Common Stock shall be issued on the exercise of an Option unless the Option Price is paid in full at the time of the exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Company. In addition, subject to compliance with


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         applicable laws and regulations and such conditions as the Committee may impose, the Committee may elect to accept payment of the Option Price in shares of Common Stock of the Company which are already owned by the Holder, valued at the Fair Market Value thereof on the date of exercise. The Committee may also allow a Holder to exercise an Option by the use of proceeds to be received from the sale of Common Stock issuable pursuant to the Option being exercised.

                           (c) Other Terms and Conditions. If the Holder has not died or terminated, the Option shall become exercisable in such manner and within such period or periods ("Option Period"), not to exceed 10 years from its Date of Grant, as set forth in the vesting schedule set forth in Section 7(i) hereof, or as otherwise set forth in the Stock Option Agreement to be entered into in connection therewith.

                           (d)      Termination.

                           (i) Except as otherwise provided in a Stock Option Agreement or as provided in paragraphs (ii) and (iii) below, each Option to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (a) the expiration of the term of the Option set forth in the Stock Option Agreement; (b) the expiration of 12 months following the Holder's death (if the Holder dies within the Option Period or within 3 months after a Normal Termination (or such other period as may have been established by the Committee)); (c) immediately upon the Holder ceasing to be an employee, officer or consultant or otherwise affiliated with the Company for Cause; or (d) 90 days following a Normal Termination.

                           (ii) Except as otherwise provided in a Stock Option Agreement, any Option granted after September 21, 1998 (a "Secondary Option"), to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (a) the expiration of the Secondary Option period set forth in the Stock Option Agreement (as defined in paragraph (e) heretofore); (b) the expiration of 12 months following the Holder's death or Disability; (c) immediately upon termination for Cause; or (d) the expiration of 90 days following the Holder's termination of employment for any reason other than Cause, Change in Control, death or Disability.

                           (iii) Notwithstanding the foregoing, any Secondary Option, to the extent it has not been previously exercised prior to a Change in Control shall remain exercisable for its full original term upon and following such Change in Control.

                           (e) Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the Option. Each Stock Option Agreement shall incorporate by reference the terms and provisions of the Plan as in effect at the time of its



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         execution and may contain such other provisions not contrary to the
         Plan as may be determined by the Committee, subject to the following terms and conditions:

                           (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Stock Option Agreement.

                           (ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or when the Option lapses.

                           (iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him.

                           (iv) Each Option shall become exercisable by the Holder in accordance with the vesting schedule set forth in
                  Section 7(i) hereof, or as otherwise established by the Committee for the Award.

                           (v) Each Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof.

                  Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfers in the absence of compliance with applicable federal or state securities laws.

                           (f) Grants to 10% Holders of Company Voting Stock. Notwithstanding Section 7(a), if an Incentive Stock Option is granted to a Holder who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of the Company and its Subsidiaries, the period specified in the Stock Option Agreement for which the Option thereunder is granted and at the end of which such Option shall expire shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

                           (g) Limitation. To the extent the aggregate Fair Market Value (as determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar


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         year (under all plans of the Company and its Subsidiaries) exceeds
         $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

                           (h) Order of Exercise. Options granted under the Plan may be exercised in any order, regardless of the Date of Grant or the existence of any other outstanding Option.

                           (i) Vesting of Options. Except as otherwise provided by the Committee in the applicable Stock Option Agreement, Options granted under the Plan shall vest and become exercisable as follows:

                           (i) 34% of the Options granted shall vest on the Date of Grant;

                           (ii) 33% of the Options granted shall vest on each of the first anniversary and second anniversary of the Date of Grant; provided, however, that if during the first year after the Date of Grant, the stock price of the Common Stock closes at or above $12.00 (or such other price as determined by the Committee and set forth in the applicable Stock Option agreement) for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Options due to vest on the first anniversary of the Date of Grant shall vest immediately at the end of such 20th day, and provided, however, that if during the second year after the Date of Grant, the stock price of the Common Stock closes at or above $18.00 (or such other price as determined by the Committee and set forth in the applicable Stock Option agreement) for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Options due to vest on the second anniversary of the Date of Grant shall vest immediately at the end of such 20th day.

                  8.       RESTRICTED STOCK AWARDS.

                           (a)      Award of Restricted Stock.

                           (i) The Committee shall have the authority (1) to grant Restricted Stock, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares or units to be covered by each grant.

                           (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Corporate Secretary of the Company an agreement with respect to Restricted Stock and escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Participant shall fail to execute the agreement, escrow agreement and stock powers within such period, the Award shall be null and void. Subject to the restrictions set forth in Section 8(b), the Holder shall generally have the rights and


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                  privileges of a stockholder as to such Restricted Stock,
                  including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

                           (iii) In the case of a Restricted Stock Award, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and deposited together with the stock powers with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

                           (b)      Restrictions.

                           (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the grant; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a stockholder shall terminate without further obligation on the part of the Company.

                           (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reasons of changes in applicable law or other changes in circumstances arising after the date of the Restricted Stock Award such action is appropriate.

                           (c)      Restricted Period. The Restricted Period of
Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee in the Award agreement.

                           (d)      Forfeiture Provisions. In the event a Holder
terminates employment during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows:

                           (i) Resignation or discharge: The Non-Vested Portion of the Award shall be completely forfeited.


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                           (ii)     Normal Termination: The Non-Vested Portion
                  of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

                           (iii) Death: The Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and paid to the Participant's beneficiary as soon as practicable following death.

                           (e) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his beneficiary, free of all restrictions under the Plan.

                           (f)      SEC Restrictions. Each certificate
                  representing Restricted Stock awarded under the Plan shall bear the following legend:

                  "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of __________, between Caremark Rx, Inc. and __________. A copy of such Agreement is on file at the offices of the Company in Birmingham, Alabama."

                  Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legend securities except in compliance with the Securities Act.

                  9.       GENERAL.

                           (a) Additional Provisions of an Award. The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate.

                           (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Options or Restricted Stock Awards, hereunder until such shares have been issued to that person upon exercise of an Option according to its terms or upon sale or grant of those shares in accordance with a Restricted Stock Award.

                           (c) Government and Other Regulations. The obligation of the Company to make payment of Awards or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from


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         registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

                           (d) Withholding and Employment Taxes. At the time of exercise of an Option, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, an optionee may elect, by means of a form of election to be prescribed by the Committee, to have shares which are acquired upon exercise of an Option withheld by the Company or tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time the amount of such taxes is determined in order to pay the amount of such tax obligations, subject to the following limitations:

(1)      each election shall be irrevocable; and

(2) such election shall be subject to the disapproval of the Committee at any time;

                  Any Common Stock or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered. Unless the Committee otherwise determines, the optionee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal and state withholding taxes resulting from the lapse of restrictions imposed on exercise of an Option, from a transfer or other disposition of shares acquired upon exercise of an Option or otherwise related to the Option or the shares acquired upon exercise of the Option.

                           (e) Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary or Affiliate.

                           (f) Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.


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

                           (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

                           (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or ByLaws, as amended, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                           (i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

                           (j) Funding. Except as provided under Section 8, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

                           (k)      Transferability.

(1) Incentive Stock Options. No Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to an Eligible Employee under the Plan shall be exercisable during his or her lifetime only by such Eligible Employee.

(2) Nonqualified Stock Options. No Nonqualified Stock Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent not prohibited by any statute, rule or regulation applicable to the Plan, the Nonqualified Stock Options or the registration with the Securities and Exchange Commission of the Common Stock to be issued upon exercise of the Nonqualified Stock Options, the Committee may, in its discretion, authorize all or a portion of Nonqualified Stock Options granted to an Eligible Employee to be on terms which permit transfer by such Eligible Employee to (i) the spouse, children or grandchildren of the Eligible Employee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Stock Option Agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan, the term "Eligible Employee" shall be deemed to refer to the transferee. The events of termination of employment shall continue to be applied with respect to the original Eligible Employee following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7(c). Notwithstanding the foregoing, should the Committee provide that Options granted be transferable, the Company by such action incurs no obligation to notify or otherwise provide notice to a transferee of early termination of the Option. In the event of a transfer, as set forth above, the original Eligible Employee is and will remain subject to and responsible for any applicable withholding taxes upon the exercise of such Options.

                           (l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries or Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

                           (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate except as otherwise specifically provided.

                           (n) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

                           (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

                           (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

                  10.      CHANGES IN CAPITAL STRUCTURE.

                  Options and Restricted Stock Awards and any agreements evidencing such Awards shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 10 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 10 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

                  11.      EFFECT OF CHANGE IN CONTROL.

                  (a) In the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options or Restricted Stock, such Option shall become immediately exercisable with respect to 100% of the shares subject to such Option and the Restricted Period shall expire immediately with respect to 100% of the Restricted Stock subject to Restrictions; provided, however, to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 7(g) to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

                  (b) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

                  12.      SALE OF BUSINESS UNIT OF COMPANY

                  The Committee, in connection with the sale of any Subsidiary, Affiliate, division or other business unit of the Company, may within the Committee's sole and absolute discretion (1) cause any or all Options granted hereunder to Participants whose Options or rights under Options will be adversely affected by such transaction (a) to become immediately exercisable, or
(b) to remain exercisable after such transaction for such period as the Committee deems appropriate under the circumstances, or both (a) and (b), or (2) cause the restrictions on any or all shares of Restricted Stock awarded hereunder to Participants whose Restricted Stock will be adversely affected by such transaction to lapse immediately. The provisions of this Section 12 and the actions of the Committee taken pursuant to this Section 12 shall be effective upon action of the Committee alone without amendment to any Award agreement or the consent of any Participant.

                  13.      NONEXCLUSIVITY OF THE PLAN.

                  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

                  14.      AMENDMENTS AND TERMINATION.

                  The Committee may at any time terminate the Plan. With the express written consent of an individual Participant, the Board may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval, the Committee shall not:

                  (a) Increase the maximum number of shares of Stock which may be issued on exercise of Options or pursuant to Restricted Stock Awards, except as provided in Section 10;

                  (b)      Change the maximum Option Price;

                  (c)      Extend the maximum Option term;

                  (d)      Extend the termination date of the Plan;

                  (e) Cancel and regrant or reprice any outstanding Option, except as provided in Section 10; or

                  (f) Change the class of persons eligible to receive Awards under the Plan.

                                      * * *

                  As originally adopted, as amended, by the Committee as of June 27, 1997 and as amended and restated as of August 17, 2000.



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